Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:

Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com

INVESTOR CONTACT:

Todd Atenhan
770/425-7877 phone
investorrelations@exide.com

EXIDE TECHNOLOGIES ELECTS NEW MEMBER
TO BOARD OF DIRECTORS

Alpharetta, Ga. – (August 23, 2006) – Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical-energy solutions, today announced that shareholders elected a new member to the Company’s Board of Directors and re-elected six current directors during Exide’s annual meeting in Alpharetta.

The new member of Exide’s Board is Herbert F. Aspbury.

Mr. Aspbury has served as an Adjunct Professor at the Fisher Graduate School of International Business of the Monterrey Institute of International Studies since 2002. Mr. Aspbury retired from Chase Manhattan Bank in 2000 where he served in a number of capacities, most recently as the London-based Managing Director and Regional Executive for Europe, Africa and the Middle East. Mr. Aspbury was a member of Chase Manhattan Corporation’s Management Committee. Mr. Aspbury also served in a number of capacities with Chemical Bank until its merger with Chase Manhattan. Mr. Aspbury serves as Vice Chairman of the Board of Trustees of Villanova University and is the Chair of its Finance Committee, as well as Chairman of the Royal Oak Foundation, the U.S. arm of Britain’s National Trust. Mr. Aspbury also is currently an investor and advisor at Private Client Resources LLC, a privately held company founded in 2001, which provides consolidated financial information for high wealth investment managers and their clients. Mr. Aspbury will serve on the Company’s Audit Committee.

Mr. Aspbury joins re-elected Directors John P. Reilly (Chairman of the Board), Gordon A. Ulsh (Exide President and CEO), Michael R. D’Appolonia, David S. Ferguson, Michael P. Ressner and Carroll R. Wetzel.

“I am pleased that Exide shareholders have voted to approve the proposed slate of Directors, and I am confident that the addition of Herb Aspbury will strengthen the Board’s ability to help guide the Company in its continuing effort to add value for shareholders and customers,” said Mr. Reilly.

Shareholders also voted in favor of the following matters:

•	a $75 million rights offering and related transactions;

•	an amendment to the Company’s Certificate of Incorporation to authorize additional capital stock;

•	an amendment to the 2004 stock incentive plan; and

•	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2007.

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About Exide Technologies

Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com

Forward-Looking Statements

Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (v) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vi) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (viii) competitiveness of the battery markets in North America and Europe, (ix) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (x) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xi) the Company’s exposure to fluctuations in interest rates on its variable debt, (xii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiii) general economic conditions, (xiv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvi) the Company’s ability to successfully pass along increased material costs to its customers, (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, (xviii) adverse reactions by creditors, vendors, customers, and others to the going-concern modification to the Company’s Consolidated Financial Statements included in the Report of Independent Registered Public Accounting Firm in the Company’s most recent Report on Form 10-K for the period ended March 31, 2006 (xix) the Company’s ability to consummate a rights offering and private placement of stock as noted in the Company’s 8-K filed on June 29, 2006, including obtaining appropriate shareholder approval, and (xx) the Company’s significant pension obligations over the next several years.

Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Form 10-Q filed on August 8, 2006 because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.